SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) March 28, 2001


                                   ENZON, INC.
             (Exact name of registrant as specified in its charter)


       Delaware                          0-12957                    22-237286
(State or other jurisdiction          (Commission                (IRS Employer
of incorporation)                     File Number)               Identification)

                20 Kingsbridge Road, Piscataway, New Jersey 08854
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (732) 980-4500

                                       N/A
          (Former name or former address, if changed since last report)


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Item 5.  Other Events

ENZON ANNOUNCES EUROPEAN UNION APPROVAL OF PEGINTRON(TM)
AND REBETOL(R)COMBINATION THERAPY FOR HEPATITIS C

     Enzon, Inc. announced today that Schering-Plough Corporation was informed that the European Commission of the European Union (EU) has granted centralized marketing authorization to PEGINTRON(TM) (peginterferon alfa-2b) Injection and REBETOL(R) (ribavirin) Capsules as combination therapy for the treatment of both relapsed and naive (previously untreated) adult patients with histologically proven chronic hepatitis C. PEGINTRON is a longer acting form of Schering-Plough's INTRON(R) A that uses proprietary PEG technology developed by Enzon. Under the Company's licensing agreement with Schering-Plough, Enzon is entitled to royalties on worldwide sales of PEGINTRON.

     Commission approval of PEGINTRON and REBETOL results in unified labeling that is immediately valid in all 15 EU-Member States and Iceland and Norway. The Commission's decision follows recommendation for approval in December 2000 by the EU's Committee for Proprietary Medicinal Products (CPMP) of the European Agency for the Evaluation of Medicinal Products (EMEA).

     The pivotal clinical study on which the marketing authorization is based demonstrated that PEGINTRON and REBETOL combination therapy was significantly more effective (61% vs. 47%) in achieving a sustained virologic response (SVR) in patients receiving the recommended combination regimen than the combination of interferon alfa-2b (INTRON(R) A) and REBETOL, particularly in patients infected with Genotype 1 virus (48% vs. 33%). SVR is defined as sustained loss of detectable1 hepatitis C virus (HCV-RNA2) at six months after the cessation of treatment.

     The study showed that SVR rates were increased if patients were able to maintain compliance. Regardless of genotype, patients who received the recommended combination regimen and received >80% of their treatment with PEGINTRON and REBETOL had a higher SVR than those who took <80% of their treatment (72% vs. 46%).

     The authorization recommends PEGINTRON be administered as a once-weekly subcutaneous injection at a dose of 1.5 mcg/kg when used in combination with REBETOL capsules. The dose of REBETOL to be used in combination with PEGINTRON is based on patient body weight (<65kg/800 mg/daily; 65-85 kg/1,000 mg/daily; >85 kg/1,200 mg/daily). Ribavirin capsules are to be administered orally each day in two divided doses with food (morning and evening). It is recommended that patients be treated initially with the combination therapy for six months. In patients showing loss of HCV-RNA at six months, treatment is to be continued for an additional six months, i.e., one year of treatment.


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Clinical Trials

     In a pivotal Phase III, randomized, controlled clinical study of two dosing regimens of PEGINTRON in combination with REBETOL compared to interferon alfa-2b (INTRON A) in combination with REBETOL, a total of 1,530 previously untreated patients from 62 sites worldwide (33 U.S., 5 Canada, 22 Europe, 2 other) were treated in one of three treatment arms:

(A) PEGINTRON Injection 1.5 mcg/kg once weekly (QW) plus REBETOL Capsules 800 mg/daily for 48 weeks (PEG 1.5/R);

(B) PEGINTRON 1.5 mcg/kg QW plus REBETOL 1000-1200 mg/daily for four weeks followed by PEGINTRON 0.5 mcg/kg QW plus REBETOL 1000-1200 mg/daily for 44 weeks (PEG 0.5/R); or

(C) Interferon alfa-2b (INTRON A) Injection 3 MIU/three times weekly plus REBETOL Capsules 1000-1200 mg/daily for 48 weeks (I/R).

     In this study, SVR rates were shown to be dependent on the dose of REBETOL administered in combination with PEGINTRON or interferon alfa-2b (INTRON A). In those patients who received >10.6 mg/kg/daily REBETOL (800 mg dose in typical 75 kg patient), regardless of genotype or viral load, SVR rates were significantly higher than in those patients who received <10.6 mg/kg/daily REBETOL.

                        PEGINTRON 1.5 mcg/kg Once Weekly
                         Plus >10.6 mg/kg/daily REBETOL


RESULTS:             (A) PEG 1.5/R     (B) PEG 0.5/R     (C) I/R     (A) vs. (C)

SVR (overall)               61%               48%           47%         (p<0.01)
SVR Genotype 1              48%               34%           33%
SVR Genotypes 2 & 3         88%               80%           79%


     In clinical studies, the combination of PEGINTRON and REBETOL had a comparable safety profile as the combination of interferon alfa-2b and REBETOL. The most frequently reported adverse events with PEGINTRON and REBETOL combination therapy (fatigue, fever, headache and rigors) were also the most frequently reported adverse events with interferon alfa-2b and REBETOL combination therapy.

     PEGINTRON had previously received centralized marketing authorization in the EU and is marketed as monotherapy in cases of intolerance or contraindication to ribavirin for the treatment of adult patients with histologically proven chronic hepatitis C.

     PEGINTRON, recombinant interferon alfa-2b linked to a 12,000 dalton polyethylene glycol (PEG) molecule, is a once-weekly therapy designed to optimize the balance between antiviral activity and

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elimination half-life. Schering-Plough holds an exclusive worldwide license to
PEGINTRON granted by Enzon.

     Except for the historical information herein, the matters discussed in this Form 8-K include forward-looking statements that may involve a number of risks and uncertainties. Actual results may vary significantly based upon a number of factors which are described in Enzon's Form 10-K, Form 10-Q's and Form 8-K on file with the SEC, including without limitation, risks in obtaining and maintaining regulatory approval for Enzon's products and expanded indications for such products, market acceptance of and continuing demand for Enzon's products and the impact of competitive products and pricing.

1) Defined as HCV-RNA below limit of detection using a research-based RT-PCR assay.

2)   HCV-RNA: hepatitis C viral RNA (ribonucleic acid).

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:   March 29, 2001

                                        ENZON, INC.
                             -----------------------------------
                                       (Registrant)


                        By:  /s/ Kenneth J. Zuerblis
                             -----------------------------
                             Kenneth J. Zuerblis
                             Vice President, Finance and Chief Financial Officer